Exhibit 99.1

Park Hotels & Resorts Inc. Reports Fourth Quarter and Full Year 2016 Results

MCLEAN, Va.--(BUSINESS WIRE)--March 1, 2017--Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK), which began publicly trading on the New York Stock Exchange as an independent company on January 4, 2017, today announced results for the fourth quarter and full year ended December 31, 2016. Highlights of the results include:

Fourth Quarter 2016 Results (as compared to Fourth Quarter 2015)

  Pro-forma RevPAR was $155.20, a decrease of 0.8%
  Net income was $17 million, a decrease of 75.4%, and net income attributable to Parent was $17 million, a decrease of 75.0%
  Pro-forma Hotel Adjusted EBITDA margin was 26.5%, a decrease of 150 bps
  Pro-forma Adjusted EBITDA was $184 million, a decrease of 2.6%
  Pro-forma Adjusted FFO attributable to Parent was $143 million, a decrease of 7.7%

Full Year 2016 Results (as compared to Full Year 2015)

  Pro-forma RevPAR was $161.15, an increase of 0.5%
  Net income was $139 million, a decrease of 53.5%, and net income attributable to Parent was $133 million, a decrease of 54.5%
  Pro-forma Hotel Adjusted EBITDA margin was 27.7%, a decrease of 110 bps
  Pro-forma Adjusted EBITDA was $756 million, a decrease of 3.0%
  Pro-forma Adjusted FFO attributable to Parent was $588 million, a decrease of 3.0%
  Reduced debt by more than $1 billion

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “We are excited to have completed the spin-off of Park Hotels & Resorts, which positioned us as the second largest lodging REIT, offering an attractive alternative to investors. The scale of our portfolio provides a strategic advantage for future growth through targeted single-asset and portfolio acquisitions. We have assembled a seasoned and experienced team of men and women to execute on our strategic priorities of aggressive asset management, prudent capital allocation and maintaining a strong and flexible balance sheet.” Mr. Baltimore continued, “We have a portfolio of irreplaceable, iconic assets that we are focused on maximizing and are well-positioned to grow and diversify our portfolio with upper-upscale and luxury hotels in our target markets.”

Selected Statistical and Financial Information

(unaudited, dollars in millions, except Pro-forma RevPAR and Pro-forma ADR)

	Three Months Ended
	December 31,
	2016	2015	2016 vs. 2015
Pro-forma RevPAR(1)	$155.20	$156.52	(0.8)%
Pro-forma Occupancy(1)	77.6%	78.2%	(0.6)% pts
Pro-forma ADR(1)	$200.00	$200.09	(0.0)%

Net income	$17	$69	(75.4)%
Net income attributable to Parent	$17	$68	(75.0)%

Pro-forma Adjusted EBITDA	$184	$189	(2.6)%
Pro-forma Hotel Adjusted EBITDA	$177	$187	(5.3)%
Pro-forma Hotel Adjusted EBITDA margin	26.5%	28.0%	(150) bps
Pro-forma Adjusted FFO attributable to Parent	$143	$155	(7.7)%

(1) Excludes unconsolidated joint ventures.

	Year Ended
	December 31,
	2016	2015	2016 vs. 2015
Pro-forma RevPAR(1)	$161.15	$160.28	0.5%
Pro-forma Occupancy(1)	80.6%	81.9%	(1.3)% pts
Pro-forma ADR(1)	$200.02	$195.82	2.1%

Net income	$139	$299	(53.5)%
Net income attributable to Parent	$133	$292	(54.5)%

Pro-forma Adjusted EBITDA	$756	$779	(3.0)%
Pro-forma Hotel Adjusted EBITDA	$750	$778	(3.6)%
Pro-forma Hotel Adjusted EBITDA margin	27.7%	28.8%	(110) bps
Pro-forma Adjusted FFO attributable to Parent	$588	$606	(3.0)%

(1) Excludes unconsolidated joint ventures.

2016 Operating Results: Top 10 Hotels

Pro-forma RevPAR for Park’s Top 10 Hotels, which accounts for approximately 65% of pro-forma Hotel Adjusted EBITDA, grew 0.6% for the year, driven by a 1.9% increase in rate, partially offset by a 1.0 percentage point decline in occupancy. For the fourth quarter, pro-forma RevPAR decreased 1.7%, resulting from a 1.5% decrease in rate and a 0.2 percentage point decrease in occupancy.

Hilton Waikoloa Village was the best performing hotel within the Top 10 Hotels in terms of RevPAR, experiencing growth of 14.3% due to strong in-house group demand. Parc 55 Hotel San Francisco and Hilton Hawaiian Village Beach Resort also experienced RevPAR growth with both having increases in RevPAR of 3.6% for the year. Hilton Chicago and Hilton New York Midtown were among the weakest performers during the year, with decreases in RevPAR of 7.3% in and 4.9%, respectively. Chicago was negatively impacted from a soft citywide calendar, while New York continues to face headwinds from increased supply growth.

2016 Operating Results: Total Consolidated Portfolio

Pro-forma RevPAR increased 0.5% for the year driven by a 2.1% increase in rate, mostly offset by a 1.3 percentage point decline in occupancy due to softer conditions in Chicago, New York, Orlando and Washington, D.C. For the fourth quarter, pro-forma RevPAR decreased 0.8% with a decline in occupancy accounting for most of the decrease. With rates essentially flat during the quarter, rooms revenue decreased 2.0%, although there continues to be healthy gains in food and beverage revenue with an increase of 2.2% driven by banquets and catering. Across major markets, Park’s hotels in Hawaii, which account for 24% of pro-forma Hotel Adjusted EBITDA, were the best performers in 2016 with pro-forma RevPAR growth of 5.9%, followed by Parc 55 Hotel San Francisco and Hilton San Francisco Union Square, which generated pro-forma RevPAR growth of 3.6% and 3.3%, respectively.

With respect to group, which accounts for approximately one-third of Park’s business, 2016 was challenging due to conditions in Chicago during the first half of the year, coupled with the impact of the Moscone Center renovation in San Francisco during the second half of the year.

Balance Sheet and Liquidity

Following a series of financing transactions in the fourth quarter of 2016, Park had the following debt outstanding as of December 31, 2016:

(unaudited, dollars in millions)
				As of
Debt	Collateral	Interest Rate	Maturity Date	December 31, 2016
Fixed Rate Debt
Unsecured notes	Unsecured	7.50%	December 2017	$55
Mortgage loan	DoubleTree Spokane – City Center	3.55%	October 2020	12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 Hotel San Francisco	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village	4.20%	November 2026	1,275
Mortgage loan	Fess Parker’s DoubleTree Resort Santa Barbara	4.17%	December 2026	165
Total Fixed Rate Debt(1)				$2,232

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.50%	December 2020	$-
Term loan	Unsecured	L + 1.45%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022	30
Total Variable Rate Debt				$780
___________________
(1)	Excludes $14 million of capital lease obligations.
(2)	$1 billion revolving credit facility. Borrowings were not permitted until the consummation of the spin-off, effective January 2017.

Total cash and cash equivalents were $350 million as of December 31, 2016, including $57 million of restricted cash.

Park invested $227 million in 2016 on capital improvements, including $157 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

  Hilton Chicago: $37 million primarily on rooms and meeting space renovations
  Hilton New York: $33 million primarily on rooms and suite renovations
  Hilton Hawaiian Village: $17 million primarily on retail renovations, meeting space and public area renovations
  Hilton San Francisco: $12 million primarily on rooms and lobby renovations

Dividend

In January 2017, in order to comply with requirements related to Park’s election to be taxed as a REIT, Park declared an Earnings and Profit (“E&P”) dividend of $2.79 per share, or approximately $551 million in cash and shares of Park’s common stock, payable to stockholders of record as of January 19, 2017. The E&P dividend is expected to be paid on or as soon as practicable after March 9, 2017.

Additionally, Park is committed to maintaining a meaningful dividend, and in February 2017 declared a quarterly cash dividend of $0.43 per share for the first quarter of 2017 payable on April 17, 2017, to stockholders of record as of March 31, 2017. All future dividends are subject to approval by Park’s Board of Directors.

Full Year 2017 Outlook

Park anticipates that its full year 2017 operating results will be in the following range:

(unaudited, dollars in millions, except per share amounts)

Metric	Low		High
Comparable RevPAR Growth	0.0%		2.0%

Net income	$243		$277
Net income attributable to stockholders	$237		$271
Diluted earnings per share	$1.10		$1.26

Adjusted EBITDA	$725		$765
Comparable Hotel Adjusted EBITDA margin change	(100)	bps	0	bps
Adjusted FFO attributable to stockholders per diluted share	$2.65		$2.81

Full year 2017 guidance is based in part on the following assumptions:

  General and administrative expenses are projected to be $45 million, excluding $12 million of non-cash share-based compensation expense and $11 million of separation costs
  Fully diluted weighted average shares is expected to be 215 million, assuming a price of $26.00 per share for the E&P dividend
  Excludes an income tax benefit of approximately $2.3 billion in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s election to be taxed as a REIT
  Due to the transfer of a significant number of rooms at the Hilton Waikoloa Village and Embassy Suites Washington, D.C. to Hilton Grand Vacations, the results from these properties will be excluded from Park’s comparable results in 2017, please refer to the guidance section of the financial supplement described below for further information.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss fourth quarter and full year 2016 results on March 2, 2017 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investor Relations section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (866) 490-1886 in the United States or (719) 785-1747 internationally, and requesting Park Hotels & Resorts’ Fourth Quarter and Full Year 2016 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investor Relations section of Park’s website and will be available through April 2, 2017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations and other non-historical statements. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this press release. Additional factors that could cause Park’s results to differ materially from those described in the forward-looking statements can be found under the sections entitled “Forward-Looking Statements,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in Park’s Information Statement on Form 10, filed with the SEC, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which they are made, and, except as otherwise may be required by law. Park undertakes no obligation to update or revise publicly any guidance or other forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to Parent, or stockholders, Adjusted FFO attributable to Parent, or stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

Pro-Forma Financial Information

Certain financial measures and other information have been adjusted for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure, the removal of costs incurred related to the spin-off and the establishment of Park as a separate public company and the estimated excise taxes on certain REIT leases. Further adjustments have been made to reflect the effects of hotels disposed of or acquired during the periods presented. When presenting such information, the amounts are identified as “Pro-forma.”

About Park

Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 67 premium-branded hotels and resorts with over 35,000 rooms located in prime United States and international markets with high barriers to entry.

PARK HOTELS & RESORTS INC.
COMBINED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 31,
	2016	2015
ASSETS
Property and equipment, net	$8,541	$8,676
Investments in affiliates	81	104
Goodwill	604	617
Intangibles, net	44	52
Cash and cash equivalents	293	72
Restricted cash	57	72
Accounts receivable, net	130	122
Prepaid expenses	58	53
Other assets	26	19
TOTAL ASSETS	$9,834	$9,787
LIABILITIES AND EQUITY
Liabilities
Debt	$3,012	$4,057
Accounts payable and accrued expenses	167	171
Due to hotel manager	91	110
Due to Hilton affiliates	210	52
Deferred income tax liabilities	2,437	2,502
Other liabilities	94	98
Total liabilities	6,011	6,990
Equity
Net Parent investment	3,939	2,884
Accumulated other comprehensive loss	(67)	(63)
Total Parent equity	3,872	2,821
Noncontrolling interests	(49)	(24)
Total equity	3,823	2,797
TOTAL LIABILITIES AND EQUITY	$9,834	$9,787

PARK HOTELS & RESORTS INC.
COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Rooms	$434	$443	$1,795	$1,783
Food and beverage	183	179	719	691
Other	53	53	213	214
Total revenues	670	675	2,727	2,688

Operating expenses
Rooms	114	113	466	456
Food and beverage	128	125	503	487
Other departmental and support	168	163	668	650
Other property-level	46	45	181	180
Management fees	18	20	91	89
Impairment loss	—	—	15	—
Depreciation and amortization	80	75	300	287
Corporate and other	29	16	85	96
Total expenses	583	557	2,309	2,245

Gain on sale of assets, net	—	—	1	143

Operating income	87	118	419	586

Interest income	1	—	2	1
Interest expense	(40)	(47)	(181)	(186)
Equity in earnings from investments in affiliates	(13)	4	3	22
Gain on foreign currency transactions	3	—	3	—
Other loss, net	(18)	(1)	(25)	(6)

Income before income taxes	20	74	221	417

Income tax expense	(3)	(5)	(82)	(118)

Net income	17	69	139	299
Net income attributable to noncontrolling interests	—	(1)	(6)	(7)
Net income attributable to Parent	$17	$68	$133	$292

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA, ADJUSTED EBITDA AND PRO-FORMA ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$17	$69	$139	$299
Interest income	(1)	—	(2)	(1)
Interest expense	40	47	181	186
Income tax expense	3	5	82	118
Depreciation and amortization expense	80	75	300	287
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	5	6	24	25
EBITDA	144	202	724	914
Gain on sales of assets, net	—	—	(1)	(143)
Loss on foreign currency transactions	(3)	—	(3)	—
FF&E replacement reserve	1	—	3	2
Impairment loss	—	—	15	—
Impairment loss included in equity in earnings from investments in affiliates	17	—	17	—
Other loss, net	18	1	25	6
Other adjustment items	23	3	34	38
Adjusted EBITDA	200	206	814	817
Add: Adjusted EBITDA from hotels prior to owning	—	—	—	20
Less: Adjusted EBITDA from hotels disposed of	—	—	(1)	1
Less: Spin-off Adjustments(1)	(16)	(17)	(57)	(59)
Pro-forma Adjusted EBITDA	$184	$189	$756	$779

(1)	Spin-off Adjustments include adjustments for incremental fees based on the terms of the post spin-off management agreements and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
PRO-FORMA HOTEL ADJUSTED EBITDA AND PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Pro-forma Adjusted EBITDA	$184	$189	$756	$779
All other(1)	3	9	38	46
Adjusted EBITDA from investments in affiliates	(10)	(11)	(44)	(47)
Pro-forma Hotel Adjusted EBITDA	$177	$187	$750	$778
(1) Includes revenue from Park's laundry business, corporate and other expenses not included in other adjustment items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Total Revenue	$670	$675	$2,727	$2,688
Add: Revenue from hotels prior to owning	—	—	—	52
Less: Revenue from hotels disposed of	—	(2)	(9)	(30)
Less: Revenue from laundry facilities	(3)	(4)	(13)	(13)
Pro-forma Hotel Revenue	$667	$669	$2,705	$2,697

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Pro-forma Hotel Revenue	$667	$669	$2,705	$2,697
Pro-forma Hotel Adjusted EBITDA	$177	$187	$750	$778
Pro-forma Hotel Adjusted EBITDA margin	26.5%	28.0%	27.7%	28.8%

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO ATTRIBUTABLE TO PARENT, ADJUSTED FFO ATTRIBUTABLE TO PARENT AND PRO-FORMA ADJUSTED FFO
ATTRIBUTABLE TO PARENT
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income attributable to Parent	$17	$68	$133	$292
Depreciation and amortization expense	80	75	300	287
Impairment loss	—	—	15	—
Gain on sales of assets, net	—	—	(1)	(143)
Equity investment adjustments:
Equity in earnings from investments in affiliates	13	(4)	(3)	(22)
Pro rata FFO of equity investments	9	9	38	40
NAREIT FFO attributable to Parent	119	148	482	454
Gain on foreign currency transactions	(3)	—	(3)	—
Acquisition costs	—	—	—	26
Loan related costs(1)	17	—	22	6
Transition costs(2)	15	1	26	3
Adjusted FFO attributable to Parent	148	149	527	489
Add: Adjusted FFO from hotels prior to owning	—	—	—	20
Less: Adjusted FFO from hotels disposed of	—	—	(1)	1
Less: Spin-off Adjustments(3)	(5)	6	62	96
Pro-forma Adjusted FFO attributable to Parent	$143	$155	$588	$606

(1)	Represents costs incurred and accelerated amortization of deferred financing fees on extinguished debt.
(2)	Includes the portion of general and administrative expenses allocated to Park representing costs incurred related to the spin-off and the establishment of Park as a separate public company.
(3)

Spin-off Adjustments include adjustments for Park’s historical debt and related balances and interest expense to give the net effect to financing transactions that were completed prior to spin-off, incremental fees based on the terms of the post spin-off management agreements, adjustments to income tax expense based on Park’s post spin-off REIT tax structure and estimated non-income taxes on certain REIT leases.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
2017 OUTLOOK – EBITDA AND ADJUSTED EBITDA
(unaudited, in millions)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income(1)	$243	$277
Interest income	(1)	(1)
Interest expense	125	125
Income tax expense(1)	17	23
Depreciation and amortization expense	295	295
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	22	22
EBITDA	701	741
FF&E replacement reserve	1	1
Share-based compensation expense	12	12
Other adjustment items(2)	11	11
Adjusted EBITDA	$725	$765

(1)

Excludes an expected income tax benefit of approximately $2.3 billion in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s election to be taxed as a REIT.

(2)	Represents adjustments for separation costs.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
2017 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS
(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2017
	Low Case	High Case
Net income attributable to stockholders(1)	$237	$271
Depreciation and amortization expense	295	295
Equity investment adjustments:
Equity in earnings from investments in affiliates	(23)	(23)
Pro rata FFO of equity investments	37	37
NAREIT FFO attributable to stockholders(1)	546	580
Share-based compensation expense	12	12
Other adjustment items(2)	11	11
Adjusted FFO attributable to stockholders(1)	$569	$603
Adjusted FFO attributable to stockholders per diluted share(1)	$2.65	$2.81
Weighted average diluted shares outstanding	215	215

(1)

Excludes an expected income tax benefit of approximately $2.3 billion in the first quarter of 2017 resulting from the derecognition of deferred tax liabilities upon Park’s election to be taxed as a REIT.

(2)	Represents adjustments for separation costs.

PARK HOTELS & RESORTS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure for investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment (“FF&E”) replacement reserves required by certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses; (viii) severance, relocation and other expenses; and (ix) other items.

Hotel Adjusted EBITDA measures property-level results before debt service, depreciation and corporate expenses of the Company’s consolidated properties, including both comparable and non-comparable hotels but excluding properties owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated properties.

Hotel Adjusted EBITDA margin, is calculated as Hotel Adjusted EBITDA as a percentage of Total Hotel Revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Parent

Parent refers to Hilton Worldwide Holdings Inc.

NAREIT FFO attributable to Parent, or stockholders, and Adjusted FFO attributable to Parent, or stockholders

NAREIT FFO attributable to Parent, or stockholders, presented herein, is calculated as net income (loss) attributable to Parent, or stockholders, (calculated in accordance with U.S. GAAP), excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. The Company calculates NAREIT FFO attributable to Parent, or stockholders, for a given operating period in accordance with the guidelines of the National Association of Real Estate Investment Trusts (“NAREIT”). As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO attributable to Parent, or stockholders, presented herein, is NAREIT FFO attributable to Parent, or stockholders, as previously defined, further adjusted to exclude: (i) foreign currency (gains) losses; (ii) acquisition costs; (iii) litigation gains and losses; and (iv) other items. In certain circumstances, the Company may also adjust NAREIT FFO attributable to Parent, stockholders, for additional gains or losses that the Company’s management believes are not representative of its current operating performance.

NAREIT FFO attributable to Parent, or stockholders, and Adjusted FFO attributable to Parent, or stockholders, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of NAREIT FFO attributable to Parent, or stockholders, and Adjusted FFO attributable to Parent, or stockholders, may not be comparable to similarly titled measures of other companies.

The Company believes that NAREIT FFO attributable to Parent, or stockholders, and Adjusted FFO attributable to Parent, or stockholders, provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

NAREIT FFO attributable to Parent, or stockholders, and Adjusted FFO attributable to Parent, or stockholders, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a property or group of properties. Occupancy measures the utilization of the Company’s properties available capacity. Management uses occupancy to gauge demand at a specific property or group of properties in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a property and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a property or group of properties. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key drivers of operations at a property or group of properties: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.

Comparable Data

The Company presents certain data for its properties on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its system since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels.

CONTACT:
Park Hotels & Resorts Inc.
Investor Contact
Ian Weissman, +1 703-584-7441